Cimarex Announces Offering of Senior Unsecured Notes

DENVER, March 22, 2012 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today announced that it intends, subject to market conditions, to publicly offer $650 million aggregate principal amount of senior unsecured notes due 2022 in a registered underwritten offering.

Net proceeds from the offering will be used to purchase its $350 million aggregate principal amount of 7 1/8% Senior Notes due 2017 and for general corporate purposes, including the repayment of amounts outstanding under its revolving credit facility. Announced separately today, concurrently with this offering, Cimarex commenced a cash tender offer for any and all of the outstanding $350 million aggregate principal amount of its 7 1/8% Senior Notes due 2017. Cimarex currently intends to call for redemption any 7 1/8% Senior Notes due 2017 not tendered in the tender offer.

J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., and Wells Fargo Securities, LLC will act as joint book-running managers for the offering.

The offering will be made pursuant to an effective registration statement previously filed with the Securities and Exchange Commission ("SEC") on Form S-3 and available for review on the SEC's website at www.sec.gov. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the senior notes referred to above. An offering of any such securities will be made only by means of a prospectus forming a part of the effective registration statement, the preliminary prospectus supplement thereto and other related documents. Any such documents shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of these documents can be obtained from J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention: High Yield Syndicate, or via phone at 1-800-245-8812, or by e-mailing HY_syndicate@jpmorgan.com; or Deutsche Bank Securities Inc. at 100 Plaza One, Floor 2, Jersey City, NJ 07311, attention: Prospectus Department; or Wells Fargo Securities, LLC at 550 South Tryon Street, 7th Floor, MAC D1086-070, Charlotte, NC, 28202, by calling (800) 326-5897 or by sending an email to cmclientsupport@wellsfargo.com.

In addition, this announcement is neither an offer to purchase nor a solicitation of an offer to sell the Senior Notes due 2017.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that Cimarex's management believes are reasonable based on currently available information; however, management's assumptions and Cimarex's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes. Cimarex undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Cimarex's filings with the SEC.

CONTACT: Mark Burford, Vice President Capital Markets and Planning of Cimarex Energy Co., +1-303-295-3995, www.cimarex.com